                                                                   Exhibit 23.5

                         CONSENT OF VENTURE LAW GROUP,
                          A PROFESSIONAL CORPORATION

        We hereby consent to the filing with the Securities and Exchange Commission of the form of opinion of Venture Law Group, A Professional Corporation, regarding certain tax matters as Exhibit 8.2 to the Registration Statement on Form S-4 of Watson Pharmaceuticals, Inc. (the "Registration Statement") and to the use of our name in the Proxy Statement/Prospectus included in the Registration Statement.


                                                VENTURE LAW GROUP,
                                                A Professional Corporation